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                                  EXHIBIT 3.2

                           MAXWELL SHOE COMPANY INC.

                            a Delaware corporation

                          Amended And Restated Bylaws


                              ARTICLE I: Offices.

          SECTION 1.1    Registered Office.  The registered office of Maxwell
                         -----------------
Shoe Company Inc. (the "Corporation") shall be at Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

          SECTION 1.2    Principal Office.  The principal office for the
                         ----------------
transaction of the business of the Corporation shall be at such place as the Board of Directors of the Corporation (the "Board") may determine. The Board is hereby granted full power and authority to change said principal office from one location to another.

          SECTION 1.3    Other Offices.  The Corporation may also have an office
                         -------------
or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.


                     ARTICLE II: Meetings of Stockholders

          SECTION 2.1    Place of Meetings.  All annual meetings of stockholders
                         -----------------
and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware that may be designated by the Board pursuant to authority hereinafter granted to the Board.

          SECTION 2.2    Annual Meetings.  Annual meetings of stockholders of
                         ---------------
the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and place and on such date as the Board shall determine by resolution.

          SECTION 2.3    Special Meetings.  A special meeting of the
                         ----------------
stockholders for the transaction of any proper business may be called at any time by the Board or the Chairman.

          SECTION 2.4    Notice of Meetings.  Except as otherwise required by
                         ------------------
law, notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to such stockholder personally, or by depositing such notice in the United States mail, in a postage prepaid envelope,



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directed to such stockholder at such stockholder's post office address furnished by such stockholder to the Secretary of the Corporation for such purpose, or, if such stockholder shall not have furnished an address to the Secretary for such purpose, then at such stockholder's post office address last known to the Secretary, or by transmitting a notice thereof to such stockholder at such address by telegraph, cable, wireless or facsimile. Except as otherwise expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date and hour of the meeting and, in the case of a special meeting, shall also state the purpose for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

          SECTION 2.5  Quorum.  Except as otherwise required by law, the holders
                       ------
of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote, if any, contained in the Certificate of Incorporation, these Bylaws or by statute, the stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by the vote of at least a majority in voting interest of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

          SECTION 2.6  Voting.
                       ------

          (A) Each stockholder shall, at each meeting of stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation that has voting rights on the matter in question and that shall have been held by such stockholder and registered in such stockholder's name on the books of the Corporation:

                    (i) on the date fixed pursuant to Section 6.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

                    (ii) if no such record date shall have been so fixed, then
          (a) at the close of business on the day next preceding the day upon which notice of the meeting shall be given or (b) if notice of the meeting shall be


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waived, at the close of business on the day next preceding the day upon which the meeting shall be held.

          (B) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee's proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware General Corporation Law.

          (C) Any such voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder's proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder's attorney thereunto authorized and delivered to the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of stockholders at which a quorum is present, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. The vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, if there by such proxy, and it shall state the number of shares voted.

          SECTION 2.7  Judges.  Prior to each meeting of stockholders, the
                       ------
Chairman of such meeting shall appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of such judge's ability. Such judges shall decide upon the qualification of the voters and shall certify and report the number of shares represented at the meeting and entitled to vote on such question, determine the number of votes entitled to be cast by each share, shall conduct and accept the votes, when the voting is completed, ascertain and report the number of shares voted respectively for and against the question, and determine, and retain for a reasonable period a record of the disposition of, any challenge made to any determination made by such judges. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which such officer shall have a material interest. The judges may appoint or retain other persons or entities to assist the judges in the performance of the duties of the judges.



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          SECTION 2.8  Advance Notice of Stockholder Proposals and Stockholder
                       -------------------------------------------------------
Nominations.
-----------

          (A) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.8(A). For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.8. The Chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered.

          (B) Nominations for the election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting. Each such notice or any solicitation for written consent to the election of a director (as the term "solicitation" is defined in Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended) shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated, or unless written consents with respect to the election of such person as a director have been solicited (as the term "solicitation" (and, by extension, its correlatives) is defined in Rule 14a-1(l) under the Securities Exchange Act of 1934, as amended), in accordance with the


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procedures set forth in this Section 2.8(B).  The Chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

          Section 2.9  Action by Written Consent.
                       -------------------------

          (A) Any action which is required to be or may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice to stockholders and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          (B) Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Stockholders"), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

          (C) Pursuant to Article VII of the Certificate of Incorporation of the Corporation, any action by written consent shall be deemed effective as of the day on which written consents signed by stockholders having the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted are delivered to the Corporation. In order to determine, in an orderly and objective fashion, whether valid and unrevoked written consents signed by stockholders having such minimum number of votes have been received, the procedures specified in Sections 2.9(C), (D) and (E) shall be followed with respect to any action by written consent. Within three (3) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or the determination by the Board of Directors of the Corporation that the Corporation should seek corporate action by written consent, as the case may be, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

          (D) Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the Soliciting Stockholder or their representatives or any other entity. As soon as practicable after the earlier of (i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or
(ii) a written request therefor by the Corporation or the Soliciting Stockholders (whichever is soliciting consents), notice of which request shall be given to the party opposing the solicitation of consents, if any, which request shall state that the Corporation or Soliciting Stockholders, as

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the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these Bylaws, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating:
(i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents;
(v) the number of invalid revocations; (vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

          (E) Unless the Corporation and the Soliciting Stockholders shall agree to a shorter or longer period, the Corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the Soliciting Stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

          (F) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of the corporate action without a meeting and by less than unanimous written consent.


                       ARTICLE III:   Board of Directors

          SECTION 3.1  General Powers.  Subject to any requirements in the
                       --------------
Certificate of Incorporation, these Bylaws, and of the Delaware General Corporation Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be under the direction of, the Board to the fullest extent permitted by law. Without limiting the generality of the foregoing, it is hereby expressly declared that the Board shall have the following powers, to wit:

          (A) to select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the

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Certificate of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service;

          (B) to conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these Bylaws, as it may deem best;

          (C) to change the location of the registered office of the Corporation in Section 1.1 hereof; to change the principal office and the principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1.2 hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Delaware as provided in Section 1.3 hereof; to designate any place within or without the State of Delaware for the holding of any meeting or meetings of stockholders; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, and in its judgment as it may deem best, provided such seal and such certificate shall at all times comply with the provisions of law;

          (D) to authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such considerations as may be lawful;

          (E) to borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust and securities therefor; and

          (F) by resolution adopted by a majority of the whole Board to designate an executive and other committees of the Board, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committee or committees shall be conducted.

          SECTION 3.2  Number, Qualification and Term of Office.  Subject to
                       ----------------------------------------
Article VI of the Certificate of Incorporation and until this Section 3.2 is amended by a resolution duly adopted by the Board or by the stockholders of the Corporation, the number of directors shall be three (3), provided that, upon the completion of an underwritten initial public offering of the Corporation's common stock, the number of directors shall consist of not less than three (3) members nor more than six (6) members and shall initially consist of seven (7) members.

          Directors need not be stockholders. No person shall be qualified or eligible to serve as a director of the Corporation if, at the time of such person's nomination, election or appointment as a director (whether by vote at a meeting of the stockholders, by action by written consent or by appointment by the board of directors of the Corporation): (a) an Attempted Transaction is pending, and (b) such person (or a person having any business, financial, or familial relationship with such person that would reasonably be expected to affect such person's judgment in a manner adverse to the Corporation) (i) is, or was within the two years preceding such nomination, election or appointment, a director, officer, employee, consultant, advisor, agent, representative or Affiliate of an Interested Party or of a Person the identity of which would be required to be disclosed pursuant to Item 6 of Schedule 13D under the Exchange Act if the


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Interested Party were required to file a Schedule 13D pursuant to the federal securities laws or (ii) is a person having a material financial interest in the Attempted Transaction (other than through the ownership of stock or securities of the Corporation). A person shall not be ineligible to serve or disqualified from serving as a director of the Corporation by reason of this
Section 3.2 solely because such person is a director or officer of the Corporation who receives normal and customary compensation as such and/or is a stockholder or Affiliate of the Corporation.

          For purposes of this Section 3.2, an Attempted Transaction shall be irrebutably deemed to be pending if: (x) a Person or Group shall have commenced, offered to make, or publicly disclosed an intent to commence or offer to make an acquisition (including by tender offer or any other means) of securities of the Corporation that, upon consummation, would result in such Person or Group having Beneficial Ownership of securities of the Corporation possessing 15% or more of the outstanding voting power of the Corporation; (y) a Person, Group or any member of a Group (or any Affiliate or Associate thereof) that is a party either to a material contract with the Corporation or to a material dispute with the Corporation shall have commenced or publicly disclosed an intent to commence the Solicitation of Proxies to remove two or more members of the Board and to elect two or more members of the Board; or (z) a Person or Group shall have commenced or publicly disclosed an intent to commence the Solicitation of Proxies to amend the charter or bylaws of the Corporation or to cause the Corporation to undertake any Business Combination with or to such Person, any member of such Group, or any Affiliate or Associate of such Person or any member of such Group. An Attempted Transaction shall be deemed to have ended at such time as such Attempted Transaction (and the transactions, actions and events constituting such Attempted Transaction) have been abandoned in a public filing with the Securities and Exchange Commission or at such time as: (i) such Person or Group shall have acquired Beneficial Ownership of securities possessing 50% or more of the outstanding voting power of the Corporation; and (ii) 10 Business Days shall have elapsed thereafter.

          For purposes of this Section 3.2: "Business Combination," "Affiliate" and "Associate" shall have the meanings set forth in Section 203 of the Delaware General Corporation Law; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended; "Person" shall have the meaning set forth in Section 2(a)(2) of the Securities Act of 1933, as amended; "Beneficial Ownership" shall have the meaning set forth in Rule 13(d)(3) under the Exchange Act; "Group" shall have the meaning set forth in Rule 13(d)(5) under the Exchange Act; "Solicitation" and "Proxy" shall have the meanings set forth in Rule 14a-1 under the Exchange Act; "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; and "Interested Party" shall mean a Person or Group (or of any Affiliate or Associate of such Person, Group or member of a Group) that is a party to an Attempted Transaction.

          Each of the directors of the Corporation shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided in these Bylaws.



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          SECTION 3.3  Election of Directors.  The directors shall be elected by
                       ---------------------
the stockholders of the Corporation, and at each election, the persons receiving the greater number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provision contained in the Certificate of Incorporation relating thereto, including any provision regarding the rights of holders of preferred stock to elect directors.

          SECTION 3.4  Resignations.  Any director of the Corporation may resign
                       ------------
at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.5  Removal.  Any director of the Corporation or the entire
                       -------
Board may be removed from office, with or without cause, at any time by the vote of a majority in voting interest of the shares of the Corporation then entitled to vote at an election of directors; provided, however, that if the holders of any class or series of shares are entitled to elect one or more directors, this
Section 3.5 shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of a majority in voting interest of the outstanding shares of that class or series and not to the vote of a majority in voting interest of the outstanding shares of the Corporation as a whole.

          SECTION 3.6  Vacancies.  Except as otherwise provided in the
                       ---------
Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, removal, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director chosen to fill a vacancy shall hold office until such director's successor shall have been elected and shall qualify or until such director shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

          SECTION 3.7  Place of Meeting.  The Board or any committee thereof may
                       ----------------
hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

          SECTION 3.8  Regular Meetings.  Regular meetings of the Board may be
                       ----------------
held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

          SECTION 3.9  Special Meetings.  Special meetings of the Board for any
                       ----------------
purpose or purposes shall be called at any time by the Chairman of the Board or, if the Chairman


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of the Board is absent or unable or refuses to act, by the President, and may also be called by any two members of the Board. Except as otherwise provided by law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by facsimile to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director's address as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the County in which the principal office for the transaction of the business of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by facsimile as above provided, it shall be delivered at least two (2) hours prior to the time of the holding of the meeting. For all purposes of this Section 3.9, personal delivery shall mean delivery by hand or by telephonic communication. Such mailing, telegraphing, delivery or facsimile transmission as above provided shall be due, legal and personal notice to such director. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 3.10  Quorum and Manner of Acting.  Except as otherwise
                        ---------------------------
provided in these Bylaws, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

          SECTION 3.11  Action by Consent.  Any action required or permitted to
                        -----------------
be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing is given thereto by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the Board or of such committee.

          SECTION 3.12  Compensation.  Directors, whether or not employees of
                        ------------
the Corporation or any of its subsidiaries, may receive an annual fee for their services as directors in an amount fixed by resolution of the Board plus other compensation, including options to acquire capital stock of the Corporation, in an amount and of a type fixed by resolution of the Board, and, in addition, a fixed fee, with or without expenses of attendance, may be allowed by resolution of the Board for attendance at each meeting, including each meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the

Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

          SECTION 3.13 Committees.  The Board may, by resolution passed by a
                       ----------
majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.


                             ARTICLE IV:  Officers

          SECTION 4.1  Officers.  The officers of the Corporation shall be a
                       --------
Chairman, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 4.3 hereof.

          SECTION 4.2  Election.  The officers of the Corporation, except such
                       --------
officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.5 hereof, shall be chosen annually by the Board at the first meeting thereof after the annual meeting of stockholders, and each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

          SECTION 4.3  Other Officers.  In addition to the officers chosen
                       --------------
annually by the Board at its first meeting, the Board also may appoint or elect such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or until such officer's successor shall be elected and qualified.

          SECTION 4.4  Removal and Resignation.  Any officer may be removed,
                       -----------------------
either with or without cause, by resolution of the Board, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer or assistant may resign at any time by giving written notice of his resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 4.5  Vacancies.  A vacancy in any office because of death,
                       ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

          SECTION 4.6  Chairman of the Board.  The Chairman of the Board, if
                       ----------------------
any, shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. The Chairman of the Board shall preside at all meetings of stockholders and at all meetings of the Board. The Chairman shall exercise and perform such powers and duties with respect to the business and affairs of the Corporation as may be assigned to the Chairman by the Board or such other powers and duties as may be prescribed by the Board or these Bylaws.

          SECTION 4.7  President.  The President shall exercise and perform such
                       ---------
powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to the President by the Chairman of the Board or by the Board, or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board, or in the event and during the period of a vacancy in that office, the President shall perform all the duties of the Chairman of the Board, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chairman of the Board and chief executive officer of the Corporation.

          SECTION 4.8  Vice President.  Each Vice President shall have such
                       --------------
powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such Vice President by the Chairman of the Board or the Board, or the President or as may be prescribed by these Bylaws. In the absence or disability of the Chairman of the Board and the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

          SECTION 4.9  Secretary.
                       ---------

          (A) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders, and the proceedings thereof.

          (B) The Secretary shall keep, or cause to be kept, at the principal office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the name of each stockholder, the number of shares of each class held by such stockholder, the number and date of certificates issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

           ARTICLE V:  Contracts, Checks, Drafts, Bank Accounts, Etc.

          SECTION 5.1  Execution of Contracts.  The Board, except as otherwise
                       ----------------------
provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

          SECTION 5.2  Checks, Drafts, Etc.  All checks, drafts or other orders
                       -------------------
for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

          SECTION 5.3  Deposits.  All funds of the Corporation not otherwise
                       --------
employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the President, any Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

          SECTION 5.4  General and Special Bank Accounts.  The Board may from
                       ---------------------------------
time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.


                     ARTICLE VI:  Shares and Their Transfer

          SECTION 6.1  Certificates for Stock.  Every owner of stock of the
                       ----------------------
Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class or series of shares of the stock of the Corporation owned by such owner. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President or any Vice President, and by the Secretary. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such an officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class or series of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.4 hereof.

          SECTION 6.2  Transfers of Stock.  Transfers of shares of stock of the
                       ------------------
Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 hereof, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

          SECTION 6.3  Regulations.  The Board may make such rules and
                       -----------
regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

          SECTION 6.4  Lost, Stolen, Destroyed, and Mutilated Certificates.  In
                       ---------------------------------------------------
any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

          SECTION 6.5  Fixing Date for Determination of Stockholders of Record.
                       -------------------------------------------------------
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action other than to consent to corporate action in writing without a meeting, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any such other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                         ARTICLE VII:  Indemnification

          SECTION 7.1  Indemnification of Directors and Officers.  The
                       -----------------------------------------
Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "Delaware Law") (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation's Certificate of Incorporation, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          SECTION 7.2  Indemnification of Employees and Agents.  The Corporation
                       ---------------------------------------
may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation.

          SECTION 7.3  Enforcement of Indemnification.  The rights to
                       ------------------------------
indemnification and the advancement of expenses conferred above shall be contract rights. If a claim under this ARTICLE VII is not paid in full by the Corporation within 60 days after written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.


                          ARTICLE VIII:  Miscellaneous

          SECTION 8.1  Seal.  The Board shall adopt a corporate seal, which
                       ----
shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.

          SECTION 8.2  Waiver of Notices.  Whenever notice is required to be
                       -----------------
given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

          SECTION 8.3  Amendments.  Bylaws may only be adopted, amended or
                       ----------
repealed by a majority of the members of the Board then holding office or by the affirmative vote or valid and unrevoked consent of holders of more than seventy-five percent (75%) in voting interest of the shares of the Corporation then entitled to vote at an election of directors.

          SECTION 8.4  Representation of Other Corporations.  The Chairman of
                       ------------------------------------
the Board or the President or the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation, other than a corporation of which the Corporation owns twenty percent (20%) or more of its capital stock, in which case such officers shall not be so authorized under these Bylaws without the authorization of the Board of Directors. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.